Exhibit 99.1

JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k)(1) under the Securities Exchange Act of 1934, as amended, the persons named below agree to the joint filing on behalf of each of them of a statement on Schedule 13D (including amendments thereto) with respect to the Class A ordinary shares of Intelligent Group Limited and further agree that this Joint Filing Agreement be included as an Exhibit to such joint filings.

Hong Kong Maysunshine Investment Management Co., Limited

Signature:	/s/ Huiwu Wang
Name/Title:	Director
Date:	03/02/2026

Huiwu Wang

Signature:	/s/ Huiwu Wang
Date:	03/02/2026